First Amendment

to

Credit Agreement

among

Rex Energy Corporation,
as Borrower,

KeyBank National Association,
as Administrative Agent,

and

The Lenders Signatory Hereto

Effective as of April 14, 2008

First Amendment to Credit Agreement

This First Amendment to Credit Agreement (this “First Amendment”) executed effective as of the 14th of April, 2008 (the “First Amendment Effective Date”) is among Rex Energy Corporation, a corporation formed under the laws of the State of Delaware (the “Borrower”); KeyBank National Association, as administrative agent for the Lenders (in such capacity, together with its successors, the “Administrative Agent”), and the Lenders signatory hereto.

Recitals

A.           The Borrower, the Administrative Agent and the Lenders are parties to that certain Cred it Agreement dated as of September 28, 2007 (the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B.           The Borrower has requested and the Administrative Agent and the Lenders have agreed to amend certain provisions of the Credit Agreement.

C.           NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.     Defined Terms.  Each capitalized term which is defined in the Credit Agreement, but which is not defined in this First Amendment, shall have the meaning ascribed such term in the Credit Agreement.  Unless otherwise indicated, all section references in this First Amendment refer to the Credit Agreement.

Section 2.     Amendments to Credit Agreement.

2.1      Amendments to Section 9.18.  Section 9.18 is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 9.18 Swap Agreements.  The Borrower will not, and will not permit any Subsidiary to, enter into any Swap Agreements with any Person other than (a) Swap Agreements in respect of commodities (i) with an Approved Counterparty and (ii) the notional volumes for which (when aggregated with other commodity Swap Agreements then in effect other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements) do not exceed, as of the date such Swap Agreement is executed, 85% of the reasonably anticipated projected production from Proved Developed Producing Reserves for the 36 months following the date such Swap Agreement is entered into, and 75% thereafter, for each of crude oil and natural gas, calculated separately, and (b) Swap Agreements in respect of interest rates with an Approved Counterparty, as follows: (i) Swap Agreements effectively converting interest rates from fixed to floating, the notional amounts of which (when aggregated with all other Swap Agreements of the Borrower and its Subsidiaries then in effect effectively converting interest rates from fixed to floating) do not exceed 50% of the then outstanding principal amount of the Borrower’s Debt for borrowed money which bears interest at a fixed rate and (ii) Swap Agreements effectively converting interest rates from floating to fixed, the notional amounts of which (when aggregated with all other Swap Agreements of the Borrower and its Subsidiaries then in effect effectively converting interest rates from floating to fixed) do not exceed the greater of $20,000,000 and 75% of the then outstanding principal amount of the Borrower’s Debt for borrowed money which bears interest at a floating rate, and (iii) Swap Agreements required under Section 6.01(q)  In no event shall any Swap Agreement contain any requirement, agreement or covenant for the Borrower or any Subsidiary to post collateral or margin to secure their obligations under such Swap Agreement or to cover market exposures other than collateral provided for in, and upon the terms and conditions set forth in, this Agreement and the relevant Security Instruments.”

2.2            Section 3.05.  Section 3.05 is hereby amended by adding the following subsection (d):

“(d)         Borrowing Base Increase Fees.  The Borrower agrees to pay to the Administrative Agent, for the account of each Lender then party to this Agreement, ratably in accordance with its Applicable Percentage, a Borrowing Base increase fee equal to 25 bps on the amount of any increase of the Borrowing Base over the highest Borrowing Base previously in effect, payable on the effective date of any such increase to the Borrowing Base.”

2.3           Annex I.  Annex I is hereby amended and restated as follows:

Aggregate Maximum Credit Amounts

Name of Lender	Maximum Credit Amount
KeyBank National Association	$57,777,778
BNP Paribas	$40,000,000
Sovereign Bank	$35,555,556
Allied Irish Bank	$33,333,333
M&T Bank	$33,333,333
TOTAL	$200,000,000

Section 3.     Borrowing Base.  Pursuant to Section 2.07 of the Credit Agreement, the Borrowing Base is hereby increased from $75,000,000 to $90,000,000, until the next Redetermination Date.

Section 4.     Conditions Precedent.  The effectiveness of this First Amendment is subject to the receipt by the Administrative Agent of the following documents and satisfaction of the other conditions provided in this Section 4, each of which shall be reasonably satisfactory to the Administrative Agent in form and substance:

4.1           First Amendment.  The Administrative Agent shall have received multiple counterparts as requested of this First Amendment from the Borrower and each Lender.

4.2           Payment of Outstanding Invoices.  Payment by the Borrower to the Administrative Agent of all fees, including the Borrowing Base increase fee pursuant to Section 3.05(d) of the Credit Agreement, and other amounts due and payable on or prior to the First Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower.

4.3           Promissory Notes.  The Administrative Agent shall have received duly executed Notes payable to the order of each Lender in a principal amount equal to its Maximum Credit Amount dated as of the date hereof.

4.4           No Default.  No Default or Event of Default shall have occurred and be continuing as of the First Amendment Effective Date.

Section 5.     Representations and Warranties; Etc.  The Borrower hereby affirms:  (a) that as of the date of execution and delivery of this First Amendment, all of the representations and warranties contained in each Loan Document to which the Borrower is a party are true and correct in all material respects as though made on and as of the First Amendment Effective Date (unless made as of a specific earlier date, in which case, was true as of such date); and (b) that after giving effect to this First Amendment and to the transactions contemplated hereby, no Defaults exist under the Loan Documents or will exist under the Loan Documents.

Section 6.      Miscellaneous.

6.1           Confirmation.  The provisions of the Credit Agreement (as amended by this First Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this First Amendment.

6.2           Ratification and Affirmation of the Borrower.  The Borrower hereby expressly (i) acknowledges the terms of this First Amendment, (ii) ratifies and affirms its obligations under the Credit Agreement and the other Security Instruments to which it is a party, (iii) acknowledges, renews and extends its continued liability under the Credit Agreement and the other Security Instruments to which it is a party remains in full force and effect with respect to the Indebtedness as amended hereby.

6.3           Counterparts.  This First Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.4           No Oral Agreement.  This written First Amendment, the Credit Agreement and the other Loan Documents executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties.  There are no subsequent oral agreements between the parties.

6.5           Governing Law.  This First Amendment (including, but not limited to, the validity and enforceability hereof) shall be governed by, and construed in accordance with, the laws of the State of Texas.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed effective as of the date first written above.

BORROWER:                                                                                                                                                               REX ENERGY CORPORATION

By:	/s/ Benjamin W. Hulburt
Name:	Benjamin W. Hulburt
Title:	Chief Executive Officer

ADMINISTRATIVE AGENT:                                                                                                                                   KEYBANK NATIONAL ASSOCIATION
                                      as Administrative Agent and Lender

By:	/s/ Kevin Hays
Name:	Kevin Hays
Title	Director

First Amendment
Signature Page - 6

LENDERS:                                                                                                                                                                    BNP PARIBAS

By:	/s/ Douglas R. Liftman
Name:	Douglas R. Liftman
Title:	Managing Director

By:	/s/ Betsy Jocher
Name:	Betsy Jocher
Title:	Director

First Amendment
Signature Page - 7

                                            SOVEREIGN BANK

By:	/s/ Robert D. Lanigan
Name:	Robert D. Lanigan
Title:	Sovereign Bank

First Amendment
Signature Page - 8

                                                                                                                                                                                       ALLIED IRISH BANK

By:	/s/ David O’Driscoll
Name:	David O’Driscoll
Title:	Assistant Vice President

By:	/s/ Roisin O’Connell
Name:	Roisin O’Connell
Title:	Vice President

First Amendment
Signature Page - 9

                                                                                                                                                       M & T BANK

By:	/s/ David Ladori
Name:	David Ladori
Title:	Assistant Vice President

First Amendment
Signature Page - 10